Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of iBio, Inc.

We hereby consent to the use in this Prospectus, constituting a part of this Registration Statement on Form S-1 of iBio, Inc., of our report dated September 28, 2009 relating to the financial statements of iBio, Inc. as of and for the years ended June 30, 2009 and 2008, which appear elsewhere herein.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Amper, Politziner & Mattia, LLP
June 4, 2010
Edison, New Jersey